Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals Contacts:
Kelly Barry (617) 995-9033 (media)
Eric Hoffman (617) 224-4485 (investors)
IDENIX PHARMACEUTICALS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
Cambridge, Mass., — April 27, 2011 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the first quarter of 2011. At March 31, 2011, Idenix’s cash and cash equivalents totaled $31.4 million.
First Quarter 2011 Financial Results
For the first quarter ended March 31, 2011, Idenix reported total revenues of $4.0 million, compared to total revenues of $2.7 million in the first quarter of 2010. The company reported a net loss of $8.2 million, or a loss of $0.11 per basic and diluted share, for the first quarter ended March 31, 2011, compared to a net loss of $16.2 million, or a loss of $0.24 per basic and diluted share for the first quarter ended March 31, 2010. The $8.0 million reduction in net loss in 2011 was due primarily to fewer expenses associated with the company’s HCV drug candidates, IDX184 and IDX320, and a lack of restructuring expenses in 2011. During the first quarter of 2010, the company was conducting a phase IIa clinical trial of IDX184 and a phase I clinical study of IDX320, whereas there were no ongoing studies with either drug candidate in the first quarter of 2011. The company expects that expenses will increase during 2011 as a result of its plans to initiate a phase IIb clinical trial of IDX184 in the second half of 2011.
Underwritten Offering and Private Placement
On April 13, 2011, Idenix priced an underwritten offering of 21,056,500 shares of its common stock at a public offering price of $2.80 per share. JP Morgan acted as the sole book-running manager and underwriter for the offering. Concurrent with the underwritten offering, Idenix also issued 1,785,714 shares of its common stock to Novartis Pharma AG through a private placement at $2.80 per share. After the underwriting discount and estimated offering expenses payable by the company for both these transactions, Idenix received net proceeds of approximately $60.2 million. The underwritten offering was completed pursuant to a shelf registration statement filed with the Securities and Exchange Commission in September 2008 for an indeterminate number of shares of common stock, up to $100.0 million. Following this offering, the company has issued shares aggregating over $100.0 million, thereby fully utilizing the shelf registration statement.
Clinical Program Update
Idenix has completed dosing in the single dose bioavailability study in healthy volunteers of a tablet formulation of IDX184 that the company intends to use in the phase IIb clinical trial of IDX184. The results of this bioavailability study are expected during the second quarter of 2011.
2011 Financial Guidance
The company expects that its current cash and cash equivalents, the anticipated royalty payments associated with product sales of Tyzeka®/Sebivo® (telbivudine) and the net proceeds from the underwritten offering and private placement on April 13, 2011 will be sufficient to satisfy its cash needs until at least the second quarter of 2012. This guidance assumes no additional milestone payments, license fees, reimbursement for development programs or financing activities.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with chronic hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.
Forward-Looking Statements
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of our drug candidates, the likelihood and success of any future clinical trials involving our drug candidates. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline/ViiV Healthcare; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the company files with the SEC.
All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Collaboration revenue — related party	$3,345	$2,416
Other revenue	656	267

Total revenues	4,001	2,683
Operating expenses (1):
Cost of revenues	547	558
Research and development	8,083	11,762
General and administrative	3,914	4,777
Restructuring charges	—	2,238

Total operating expenses	12,544	19,335

Loss from operations	(8,543)	(16,652)
Other income, net	308	441

Loss before income taxes	(8,235)	(16,211)
Income tax expense	(1)	(1)

Net loss	$(8,236)	$(16,212)

Basic and diluted net loss per share:	$(0.11)	$(0.24)

Shares used in calculation of basic and diluted net loss per share:	73,118	66,370

(1) Share-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$271	$320
General and administrative	326	661

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$31,407	$46,115
Receivables from related party	1,024	840
Other current assets	2,440	2,535

Total current assets	34,871	49,490
Intangible asset, net	9,559	9,843
Property and equipment, net	6,637	7,179
Other assets	3,859	3,372

Total assets	$54,926	$69,884

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$9,222	$14,030
Deferred revenue, related party	3,106	3,036
Other current liabilities	2,985	2,928

Total current liabilities	15,313	19,994
Other long-term obligations	51,728	52,398
Deferred revenue, related party, net of current portion	28,469	28,588

Total liabilities	95,510	100,980
Stockholders’ deficit	(40,584)	(31,096)

Total liabilities and stockholders’ deficit	$54,926	$69,884